                                                                     EXHIBIT 2.3



                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (this "Agreement"), is dated as of June 10, 1996, and is by and between Medical Alliance, Inc., a Texas corporation ("Purchaser") and Mobile Laser Services, Inc., an Illinois corporation ("MLS").

                             W I T N E S S E T H :

         WHEREAS, MLS desires to sell, and Purchaser desires to purchase, all of the assets of MLS's mobile laser services business (the "Business") set forth in Exhibit 1 (the "Assets");

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                               PURCHASE AND SALE

         SECTION 1.1. PURCHASE AND SALE OF ASSETS. Subject to and upon the terms and conditions contained herein, on June 12, 1996 or such other time as the parties mutually agree (the "Closing Date"), MLS shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all security interests, liens, claims and encumbrances, equities, proxies, options, shareholders' agreements or restrictions and Purchaser shall purchase, accept and acquire from MLS, the Assets.

         SECTION 1.2. PURCHASE PRICE. The total consideration for the Assets shall be cash in the amount of $115,000 the ("Purchase Price") payable at the closing of the transactions contemplated herein (the "Closing"). Purchaser does not assume or agree to pay, perform or discharge any liabilities or obligations of MLS with respect to the Assets, whether accrued, absolute, contingent or otherwise.

                                  ARTICLE II.
                     REPRESENTATIONS AND WARRANTIES OF MLS

         MLS represents and warrants that the following are true and correct as of date hereof:

         SECTION 2.1 TITLE. The Assets do not include any real property. MLS has good, valid and marketable title to the Assets. Upon consummation of the transactions contemplated hereby, Purchaser shall receive good, valid and marketable title to the Assets free and clear of all security interests, liens, claims and encumbrances.

         SECTION 2.2. CONDITION OF ASSETS. All of the equipment included in the Assets are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof:

         SECTION 3.1. ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 3.2. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser. This Agreement and each other agreement contemplated hereby have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 3.3. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

                                  ARTICLE IV.
                               CLOSING DELIVERIES

         SECTION 4.1. DELIVERIES OF MLS. On the date hereof, MLS shall deliver to Purchaser the following, all of which shall be in a form satisfactory to counsel to Purchaser:

         (a) a Bill of Sale in the form attached as Exhibit 4.1(a) (the "Bill of Sale");

         (b) the executed Noncompetition Agreement by and between MLS and Purchaser attached as Exhibit 4.1(b) (the "Noncompetition Agreement");

         (c) the executed Noncompetition Agreement by and between Purchaser and Dr. Daniel Luetkehans attached as Exhibit 4.1(c) (the "Daniel Luetkehans Noncompetition Agreement");

         (d) the executed Noncompetition Agreement by and between Purchaser and Carol Luetkehans attached as Exhibit 4.1(d) (the "Carol Luetkehans Noncompetition Agreement"); and

         (e)     a full and complete list of every customer of MLS.

         SECTION 4.2. DELIVERIES OF PURCHASER. On the date hereof, Purchaser shall deliver to MLS:

         (a)     the Purchase Price by wire transfer;

         (b)     the executed MLS Noncompetition Agreement;

         (c)     the executed Daniel Luetkehans Noncompetition Agreement; and

         (d)     the executed Carol Luetkehans Noncompetition Agreement.

                                   ARTICLE V.
                              POST CLOSING MATTERS

         SECTION 5.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of Purchaser, MLS shall deliver any further instruments of transfer reasonably requested by Purchaser, and take all reasonable action as may be necessary or appropriate to (i) vest in Purchaser good and marketable title to the Assets, (ii) transfer to Purchaser all licenses and permits necessary for the operation of the Assets, and (iii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder.

         SECTION 5.2. RETREATMENT OF MLS PATIENTS. Following the Closing, the Purchaser shall continue to treat MLS patients who require multiple treatments at no charge for a period of ninety days following the first treatment that the patient received from MLS.

                                  ARTICLE VI.
                                 MISCELLANEOUS

         SECTION 6.1. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

         SECTION 6.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Purchaser to an affiliate of Purchaser.

         SECTION 6.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

         SECTION 6.4. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 6.5. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 6.6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of MLS or Purchaser pursuant to this Agreement shall be deemed to have been representations and warranties by MLS or Purchaser, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period of two years.

         SECTION 6.7. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 6.8. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 6.9. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         SECTION 6.10. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

         SECTION 6.11. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure to attorneys, accountants, investment bankers or other agents of the parties.

         SECTION 6.12. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

      If to Purchaser:               Medical Alliance, Inc.
                                     8200 Springwood Drive, Suite 200
                                     Irving, Texas  75063
                                     Attention: Michael Wallace

      with a copy to:                Jackson & Walker, L.L.P.
                                     901 Main Street, Suite 6000
                                     Dallas, Texas  75202
                                     Attention: Richard F. Dahlson

      If to MLS:                     Mobile Laser Services, Inc.
                                     1 N141 County Farm Road, Suite 230
                                     Winfield, IL  60190

      With a copy to:                Dave Winthers
                                     1 N141 County Farm Road, Suite 230
                                     Winfield, IL  60190

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

         SECTION 6.13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         EXECUTED as of the date first above written.

                                        MEDICAL ALLIANCE, INC.


                                        By:   /s/ Mike Wallace
                                           ------------------------------------
                                        Its:  Sr. Vice President & CEO
                                            -----------------------------------

                                        MOBILE LASER SERVICES, INC.


                                        By:   /s/ Carol Luetkehans
                                           ------------------------------------
                                             Carol Luetkehans, President.


                                        Attest:  /s/ Dave Winthers, Secretary
                                               --------------------------------

                                List of Exhibits


1.       Assets Transferred to Medical Alliance, Inc.

2.       Bill of Sale

3.       Noncompetition Agreement